SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2018

Alkame Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-55267 (State or other jurisdiction of incorporation) (Commission File Number) 3651 Lindell Road Suite D # 356 Las Vegas, Nevada (Address of principal executive offices)	98-0661455 (I.R.S. Employer Identification No.) 89103 (Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

SECTION 8 – Other Events

Item 8.01

Other Events

On August 22, 2018, we signed a Five (5) year agreement with Pacific Flavor Inc. for the manufacturing and packaging of Oregon blueberries. We believe this represents a material change in the companies progress and growth, enabling the company to increase revenue and reduce liabilities. The Agreement is specifically for export to Japan. Gross Estimated Value of the contract is One Million Three Hundred Thousand ($1,300,000) per year / and a Gross Estimated Total at Six Million Five Hundred Thousand ($6,500,000) over the life of the contract.

The information in Item 8.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it  be  deemed  incorporated  by  reference  in  any  filing  under  the  Securities  Act  of  1933  or  the  Exchange  Act,  except  as  expressly  set forth by specific reference in such a filing.

(d) Exhibits

Exhibit No.	Description
10.1	Contract Co-Packing Agreement of August 22, 2018
10.2	Press Release regarding contract with Pacific Flavors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkame Holdings, Inc.

/s/ Robert Eakle

Robert Eakle

Chief Executive Officer

Date September 24, 2018